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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our report dated April 29, 1997, on our audits of the consolidated financial statements of NATC Holdings USA, Inc. We also consent to the references to our firm under the caption 'Independent Public Accountants.'

                                          COOPERS & LYBRAND L.L.P.



Louisville, Kentucky
July 18, 1997